Exhibit 10.1

AMENDMENT NO. 2 TO TRANSACTION AGREEMENT

This Amendment No. 2 to Transaction Agreement (this “Amendment”), is made and entered into as of April 15, 2019, by and among Qurate Retail, Inc., a Delaware corporation (f/k/a Liberty Interactive Corporation) (“Qurate Retail”), Liberty Expedia Holdings, Inc., a Delaware corporation (“Liberty Expedia”), Mr. Barry Diller (“Diller”), Mr. John C. Malone (“Malone”) and Mrs. Leslie Malone (“Mrs. Malone”).

RECITALS

WHEREAS, Qurate Retail, Liberty Expedia, Malone, Mrs. Malone and Diller have entered into the Amended and Restated Transaction Agreement, dated as of September 22, 2016, as amended by the letter agreement dated as of March 6, 2018 (as so amended, the “Transaction Agreement”); and

WHEREAS, immediately following the execution of this Amendment, Expedia Group, Inc., a Delaware corporation (“Expedia Group”), Liberty Expedia, LEMS I LLC, a single member Delaware limited liability company and wholly owned subsidiary of Expedia Group (“Merger LLC”), and LEMS II Inc., a Delaware corporation and wholly owned subsidiary of Merger LLC (“Merger Sub”) will enter into the Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Merger Sub will merge with and into Liberty Expedia (the “Merger”), with Liberty Expedia surviving the Merger, and (ii) immediately following the Merger, Liberty Expedia, as the surviving corporation in the Merger and a wholly owned subsidiary of Merger LLC, will merge with and into Merger LLC (the “Upstream Merger”), with Merger LLC surviving the Upstream Merger.

NOW THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.          Definitions.  Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Transaction Agreement.

2.          Termination of Transaction Agreement; Occurrence of the Proxy Swap Termination Date.  Section 16(c) of the Transaction Agreement permits the parties thereto to amend or modify the Transaction Agreement by written instrument executed by the parties. The parties to the Transaction Agreement desire to amend the definition of “Proxy Swap Termination Date” set forth in the Transaction Agreement.   Accordingly, clause (i) of Section 15(b) of the Transaction Agreement is hereby amended to read in its entirety as follows:

“(i) at 11:25 p.m., New York City time, on April 15, 2019;”

3.          Termination of Diller Assignment and Malone Proxy.  In connection with the occurrence of the Proxy Swap Termination Date pursuant to Paragraph (2) above, the parties acknowledge that (i) the Diller Assignment is hereby terminated pursuant to its terms simultaneously with the occurrence of the Proxy Swap Termination Date, (ii) the Malone Proxy is hereby terminated pursuant to its terms simultaneously with the occurrence of the Proxy Swap Termination Date, (iii) the “Proxy Swap Termination Date” shall simultaneously occur for all purposes under the Transaction Agreement and each other Transaction Instrument and (iv) the Transaction Agreement shall terminate (with the effects set forth in the last paragraph of Section 15(b) thereof).

4.          Consent to Assignment. The parties to the Transaction Agreement consent to the assignment pursuant to the transactions contemplated by the Merger Agreement of the provisions of the Transaction Agreement that survive any termination of the Transaction Agreement, including Sections 8, 9, 10 and 16 of the Transaction Agreement.

5.          Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the matters contemplated hereby and otherwise to carry out the intent of the parties hereunder.

6.          Effect of Termination of Transaction Agreement.   Upon the termination of the Transaction Agreement, there shall be no further liability or obligation thereunder on the part of any party thereto, and the Transaction Agreement shall thereafter be null and void; provided, that, the rights and obligations of the parties contained in Sections 8, 9, 10 and 16 of the Transaction Agreement shall survive such termination (whether or not such rights and obligations have been invoked prior to such termination), and that no party thereto will be relieved from any liability for a breach of the Transaction Agreement occurring prior to the Proxy Swap Termination Date by reason of such termination; and provided, further, that the irrevocable consent of Qurate Retail set forth in Section 12 of the Transaction Agreement shall not be affected by the foregoing.  For the avoidance of doubt, termination of the Transaction Agreement will not affect the continued effectiveness of or the parties’ thereto obligations under the Stockholders Agreement, the Governance Agreement, the Stockholders Agreement Assignment, the Governance Agreement Assignment and the Letter Agreement, in each case, in accordance with their respective terms, subject to any amendment, modification or termination thereof executed in accordance with the terms of such agreement.

7.          Amendment and Waiver.  This Amendment may not be amended, modified or waived except in a written instrument executed by the parties; provided, that, Qurate Retail’s consent will not be required if such amendment, modification or waiver does not adversely affect the rights or obligations of Qurate Retail.  The failure of any party to enforce any of the provisions of this Amendment shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Amendment in accordance with its terms.

8.          Counterparts.  This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

9.          Remedies.   Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Amendment are not performed in accordance with their terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.  All rights, powers and remedies provided under this Amendment or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.  In the event that a party institutes any suit or action under this Amendment, including for specific performance or injunctive relief pursuant to this Paragraph 9, the prevailing party in such proceeding shall be entitled to receive the costs incurred thereby in conducting the suit or action, including reasonable fees and expenses of counsel, accountants, consultants and other experts.

10.          Governing Law; Jurisdiction and Venue.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.  The parties hereto hereby irrevocably submit to the jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this Amendment and of the documents referred to in this Amendment, and in respect of the matters contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, or that this Amendment or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined exclusively  in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware.  The parties hereto hereby consent to and grant the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided herein or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.  EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE MATTERS CONTEMPLATED HEREBY.

11.          Interpretation.  When a reference is made in this Amendment to a Section or Paragraph, such reference shall be to a Section or Paragraph of this Amendment unless otherwise indicated.  The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.  Whenever the words “include”, “includes” or “including” are used in this Amendment, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment.

 [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LIBERTY EXPEDIA HOLDINGS, INC.

By:	/s/ Christopher W. Shean
Name: Christopher W. Shean
Title: President and Chief Executive Officer

/s/ Barry Diller
Barry Diller

/s/ John C. Malone
John C. Malone

/s/ Leslie Malone
Leslie Malone

QURATE RETAIL, INC.

By:	/s/ Albert E. Rosenthaler
Name: Albert E. Rosenthaler
Title: Chief Corporate Development Officer

[Signature Page to Amendment No. 2 to Transaction Agreement]